U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2011

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2011, ADA-ES, Inc. (“we” or “us”) entered into a transaction (the “Transaction”) in which our 50% subsidiary Clean Coal Solutions, LLC (“Clean Coal”) sold an effective 15% interest of the equity in Clean Coal, equal to approximately 15.8 units of non-voting Class B membership interests (the “Class B Units”), to GSFS Investments I Corp. (“GSFS”), an affiliate of The Goldman Sachs Group, Inc. (“GS”), for $60 million in cash (the “Purchase Price”), pursuant to a Class B Unit Purchase Agreement (the “Purchase Agreement”). Contemporaneously with the closing of the Purchase Agreement, we, NexGen Refined Coal, LLC (“NexGen”), GSFS and Clean Coal entered into a Second Amended and Restated Operating Agreement for Clean Coal (the “Restated Operating Agreement”), pursuant to which we and NexGen each exchanged 50 units of membership interests in Clean Coal for approximately 42.1 voting Class A Units in Clean Coal, representing a total of approximately 84.2% of the equity interests in Clean Coal following the Transaction. The rights and obligations of the Class B and Class A Units are set forth in the Restated Operating Agreement. ADA and NexGen each received gross proceeds of $30 million from the sale of the Class B Units to GSFS at closing, and ADA received an additional amount of approximately $1.8 million from NexGen as payment in full of the amount owing by NexGen to maintain its interest in Clean Coal, including payment in full of all amounts owing to us by NexGen under the previously issued “tonnage notes.”

GSFS and Clean Coal also entered into an Exclusive Right to Lease Agreement (the “Lease Agreement”) on May 27, 2011, pursuant to which Clean Coal granted GSFS the exclusive right (but not the obligation) to lease facilities (the “Refined Coal Facilities”) that will produce up to 12 million tons (+/- 10%) of refined coal per year on pre-established lease terms similar to those currently in effect for Clean Coal’s two existing facilities.

The Purchase Agreement and Member Guaranties

The Purchase Agreement contains customary representations and warranties by Clean Coal for transactions of this type, and we and NexGen each entered into a Limited Guarantee Agreement under which we are obligated to guarantee the performance by Clean Coal of its obligation to indemnify GSFS against certain losses it may suffer as a result of inaccuracies or breaches of the representations and warranties made by Clean Coal in the Purchase Agreement or the Lease Agreement, or if Clean Coal breaches its covenants in the Purchase Agreement or the Lease Agreement. Clean Coal’s indemnification obligations for breaches of representations, warranties and covenants, other than for breaches of the representations involving organization, subsidiaries, capitalization and voting rights, authority and non-contravention and valid issuance, are subject to a non-recoverable deductible of $500,000 and a cap of the Purchase Price. We also entered into a mutual Contribution Agreement with NexGen pursuant to which we and NexGen have agreed to contribute our pro rata share of any amounts under either Limited Guarantee Agreement.

The Restated Operating Agreement

Distributions Prior to April 1, 2012. Prior to April 1, 2012, Distributable Cash (as defined in the Restated Operating Agreement) will be distributable approximately 84.2% to us and NexGen as holders of the Class A Units (the “Class A Members”) and approximately 15.8% to GSFS as the holder of the Class B Units (the “Class B Member”). Given the 2.5% direct interest both we and NexGen retain in subsidiaries of Clean Coal previously formed to lease any refined coal facilities, the effective sharing ratio of net cash generated by all expected refined coal operations is 15% to GSFS and 85% to us and NexGen.

Distributions On or After April 1, 2012. Beginning with distributions made after December 31, 2012, Clean Coal must distribute no less than 70% of Distributable Cash (as defined in the Restated Operating Agreement), at least annually. Within 10 days of April 1, 2012, Clean Coal must calculate a “Projected Distributable Value,” which is defined in the Restated Operating Agreement as an estimated amount equal to the net present value, using a 15% discount rate, that CCS projects it will receive through the end of the term of all effective (i.e., contractually committed) refined coal facilities. For distributions occurring after April 1, 2012, if 15.8% of the Projected Distributable Value is equal to or greater than GSFS’ “Unrecovered Investment Balance” (which is defined in the Restated Operating Agreement as the dollar amount necessary, at any given time, to return GSFS at least its $60 million investment, plus a 15% return thereon, taking into account all prior distributions to GSFS), GSFS is entitled to receive 15.8% of each distribution. If the “Projected Investment Value” (which is defined in the Restated Operating Agreement as 15.8% of the Projected Distributable Value) is less than the Unrecovered Investment Balance as of the time for any given distribution, then an adjustment will be made to the distribution ratios to compensate GSFS for this deficiency. This adjustment is to be updated from time to time over the life of the investment, and at any time when Projected Investment Value becomes equal to or greater than GSFS’ Unrecovered Investment Balance, the amount payable to GSFS again becomes 15.8% of the distribution (or a lesser amount if amounts previously distributed have resulted in overpayments to GSFS). Clean Coal may make greater distributions to GSFS than required at any given time in order to shorten the time in which the Unrecovered Investment Balance will be reduced to $0.

Liquidation: Upon the occurrence of a Liquidation Event (as defined in the Restated Operating Agreement), GSFS will be entitled to a distribution that will depend on the structure of the Liquidation Event. If Clean Coal directly receives proceeds in the Liquidation Event, GSFS is entitled to receive the greater of (A) a liquidation preference in an amount equal to the Unrecovered Investment Balance as of the date of such Liquidation Event (the “Liquidation Preference”) and (B) GSFS’ pro rata share (based on the number of Units then held by GSFS as compared to the aggregate number of Units then outstanding on a fully diluted basis) of the Distributable Value from such Liquidation Event. If Clean Coal does not directly receive proceeds in connection with such Liquidation Event, GSFS will be entitled to exercise the “Tag-Along Right” (as defined in the Restated Operating Agreement) available to it under the Restated

Operating Agreement. If GSFS exercises the Tag-Along Right, and the proceeds received by GSFS in respect of the Class B Units transferred by GSFS in the Tag-Along Sale (as defined in the Restated Operating Agreement) are equal to or greater than the Unrecovered Investment Balance on the date of such Tag-Along Sale, those proceeds will constitute the sole consideration due GSFS in connection with the Liquidation Event and GSFS will not be entitled to any additional distribution or other payment in connection with such Liquidation Event. If GSFS exercises the Tag-Along Right and the proceeds received by GSFS in respect of the Class B Units transferred by GSFS in the Tag-Along Sale are less than the Unrecovered Investment Balance (or, if less than all of the Class B Units held by GSFS are transferred in the Tag-Along Sale, less than the portion of the Unrecovered Investment Balance attributable to the Class B Units transferred by GSFS in the Tag-Along Sale) as of the date of such Tag-Along Sale, Clean Coal must pay GSFS the difference between the Unrecovered Investment Balance (or portion thereof attributable to the Class B Units Transferred by GSFS in the Tag-Along Sale) as of the date of the Tag-Along Sale and the proceeds received by GSFS in respect of the Class B Units transferred by GSFS in the Tag-Along Sale (such difference, the “Make-Whole Payment”). If GSFS exercises its Tag-Along Right, the sole right of GSFS with respect to the Class B Units transferred by GSFS is to receive the proceeds therefor in the Tag-Along Sale and, if applicable, the Make-Whole Payment. If GSFS receives the Liquidation Preference or the proceeds from a Tag-Along Sale (along with any applicable Make-Whole Payment) upon the occurrence of a Liquidation Event then, after payment in full of the Liquidation Preference to GSFS, or the receipt by GSFS of the proceeds from the Tag-Along Sale and any applicable Make-Whole Payment, GSFS will not be entitled to receive any additional proceeds or Distributions with respect to such Liquidation Event, and any remaining proceeds to be distributed from such Liquidation Event will be distributed pro rata among the other Members (not including GSFS). If GSFS is not entitled to receive the Liquidation Preference or the proceeds from a Tag-Along Sale (and any applicable Make-Whole Payment) upon the occurrence of a Liquidation Event, then each Member (including GSFS) will be entitled to receive its pro rata share of the proceeds from such Liquidation Event.

Redemption: On or after the earlier of (i) a breach of any material provision of the Purchase Agreement or Clean Coal’s organizational documents that is not cured in accordance with the Restated Operating Agreement and that results in damages to the Class B Member of at least $10 million and (ii) the 10 year anniversary of the date the last refined coal facility owned by Clean Coal or one of its subsidiaries is placed in service (but in no event later than December 31, 2021), and if the Unrecovered Investment Balance has not been reduced to zero, GSFS may require its Class B Units to be redeemed by Clean Coal for an amount equal to its Unrecovered Investment Balance, payable within 180 days of the notice of redemption.

Board Observer: GSFS is entitled to a non-voting observer at all meetings of Clean Coal’s Board and committees of the Board.

Capital Calls. Both Class A Members may contribute additional capital if all of the Class A Members have determined that a capital call will be made, and they so agree in writing. If a Class A Member fails to make an agreed capital call, the other Class A Member can make the call in the stead of the defaulting Class A Member as a capital contribution, which would dilute the interest of the defaulting Class A Member. The Class B Units are not subject to additional capital calls, and the interest of the Class B Units cannot be diluted by any subsequent capital calls.

Preemptive Rights. Holders of the Class A and Class B Units have preemptive rights to purchase any additional securities that Clean Coal proposes to issue in the future.

Approval of Certain Transactions. Approval of certain transactions is required from both the Class A and Class B Members, including: Changes of Control (as defined in the Restated Operating Agreement), provided that any Change of Control occurring after December 31, 2012 only requires the approval of the Class A Members; acts in contravention of, or in a manner not authorized by, the Restated Operating Agreement; a liquidation or dissolution of Clean Coal; institution or consent to bankruptcy or insolvency proceedings; amendments to the Restated Operating Agreement or Articles of Organization other than for minor corrections and clarifications; changes in the purposes of Clean Coal; the issuance of any additional Units or other securities of Clean Coal or the grant of any right to receive or subscribe for Units or any security convertible into or exchangeable for Units; the performance of any act that would subject any Member to any liability to which such Member has not consented; and, a change in Clean Coal’s accounting firm other than to a “big four” firm. Transactions that must be approved by the Class B Member include: engaging in any transaction or series of related transactions with Affiliates (as defined in the Restated Operating Agreement) of Clean Coal (other than the continued performance under agreements with Affiliates as in effect on the closing date of the Transaction and described in the Restated Operating Agreement; consummation of a Liquidation Event (as defined in the Restated Operating Agreement) that does not involve payment to the Class B Member(s) of the entire remaining amount, if any, of the Unrecovered Investment Balance after giving effect to such Liquidation Event; settlement of any material litigation or any criminal proceeding; materially changing the business of Clean Coal; the acquisition of the equity or assets of another person by Clean Coal in a transaction or transactions involving, individually or in the aggregate, more than 25% of the Distributable Cash for the year in which such acquisition occurs; the incurrence of any Indebtedness (as defined in the Restated Operating Agreement) by Clean Coal or a subsidiary of Clean Coal, if the Unrecovered Investment Balance at the time of such incurrence (pro forma for any Distributions made out of such Indebtedness) has not been reduced to zero and is greater than the Projected Investment Value; the sale, lease, license or other Transfer (as defined in the Restated Operating Agreement) all or substantially all of the assets or equity, as applicable, of any subsidiary of Clean Coal or any division or business segment of Clean Coal or any subsidiary of Clean Coal, except for transactions in connection with certain transactions and transfers in connection with the development of refined coal facilities; the adjustment of the sharing ratio of any member of any subsidiary of Clean Coal; the making of any capital contribution to any subsidiary of Clean Coal by Clean Coal or any subsidiary of Clean Coal (other than capital contributions that are (1) made pro rata in accordance with the current capital accounts of the members of such subsidiary and (2) not in excess of $5,000 per subsidiary per year for general corporate purposes or the development of refined coal facilities in the ordinary course of business in amounts determined in good faith as reasonably necessary for such development); the amendment or modification in any way of the operating agreement or articles of organization of any subsidiary of Clean Coal, but only if such amendment or modification has a negative effect on the economic or voting rights of Clean Coal with respect to such subsidiary; or, a NexGen Change of Control (as defined in the Restated Operating Agreement) on or before December 31, 2012.

“Drag-Along” and “Tag-Along” Rights. The Members have “drag-along” and “tag-along” rights that allow (i) a holder or holders of at least 50% of all outstanding Units to “drag-along” the other Members in a sale of Units and (ii) if a Member holding at least 50% of all Units held by all Members desires to sell its Units, the other Members have the right to “tag-along” and sell a pro-rata amount of such other Member’s Units in the sale of the Units by the selling Member(s). As noted above, upon the occurrence of a Liquidation Event in which the proceeds thereof are payable to the holders of the Units, GSFS is entitled to exercise its tag-along rights to obtain the right to receive proceeds in the Liquidation Event and to sell more than its pro-rata share of the Units being sold in such tag-along sale.

Covenant Not to Compete. The Restated Operating Agreement contains a covenant not to compete that prevents any Member or an Affiliate (as previously defined) of a Member, other than GSFS, from competing with Clean Coal in a business that is substantially the same as that of Clean Coal’s while such person is a Member and for a period of three years from the date such person ceases to be a Member.

The Lease Agreement

On May 27, 2011, Clean Coal and GSFS also entered into the Lease Agreement pursuant to which GSFS has the exclusive right, but not the obligation, to lease Refined Coal Facilities that will produce up to 12 million tons (+/- 10%) of refined coal per year (the “Target Tons”) at an agreed rate less certain expenses, which is more economically favorable to Clean Coal than the rates in the present leases for the existing refined coal facilities that Clean Coal leased to another GS affiliate in June, 2010. Clean Coal is required to submit a package to GSFS with respect to each Refined Coal Facility it proposes that GSFS consider for leasing (being all Refined Coal Facilities developed by Clean Coal until the Target Tons are met), and upon certification and acceptance of the certification for a given Refined Coal Facility by GSFS, GSFS is required to pay Clean Coal, as a deposit, an agreed amount for each 1 million tons of projected annual refined coal production. Upon closing of a lease of a Refined Coal Facility from Clean Coal, GSFS is required to pay Clean Coal an additional amount per 1 million tons of projected annual refined coal production. These payments are paid as advance rent, and actual amounts due under the leases (with true-ups) will be paid in accordance with the operative lease and related agreements, which will be based on the forms of documents that were used in the transactions for the existing Refined Coal Facilities leased to GS RC

Investments, LLC (“GSRC”, which is another affiliate of GS), and will include guaranties by us and NexGen. The initial lease terms will be five years, with annual renewals for five successive one-year periods. If GSFS determines that it wishes not to lease a Refined Coal Facility after it has paid the deposit, it can demand the return of the deposit paid for that Refined Coal Facility, and the deposit must be paid within 30 days of the end of the quarter in which the demand is made. The amount of any deposit will earn interest from the date of demand until the deposit is paid.

In connection with the Transaction, including the entry into the Lease Agreement, Clean Coal and GSRC agreed to cancel the existing “first right of refusal” that was previously granted to GSRC under the existing Agreement to Lease in connection with the leasing by GSRC of two existing Refined Coal Facilities. Under the cancelled first right of refusal GSRC had the first right to lease Refined Coal Facilities with up to 14 million tons of refined coal production per year.

Additional Information

The information contained in this report is a summary of the terms of the transaction documents entered into in the Transaction (the “Transaction Documents”), and reference is made to the Transaction Documents for the complete terms of the agreements among the parties. As permitted by regulations of the Securities and Exchange Commission (“SEC”), we will file copies of the Transaction Documents with our next Quarterly Report on Form 10-Q.

Additional information concerning the lease transactions entered into between Clean Coal and GSRC with respect to the existing Refined Coal Facilities can be found in our Current Report on Form 8-K filed with the SEC on July 6, 2010, with updated information in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed subsequent to that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011

ADA-ES, Inc.
Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer

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